AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1998
                                                      FILE NO. 333-49375
     ===================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            FORM S-3 AMENDMENT NO. 1
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                     1933 RICK'S CABARET INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                              76-0458229
(State or other jurisdiction of        (IRS Employer Identification No.)
 incorporation or organization)

       3113 BERING DRIVE,                        ROBERT L. WATTERS
      HOUSTON, TEXAS 77057                       3113 BERING DRIVE
         (713) 785-0444                        HOUSTON, TEXAS 77057
(Address of principal executive                   (713) 785-0444
offices, and including zip code and     (Name and address of agent for
Registrant's area telephone number,       service agent's telephone number,
      including area  code)                      including code)

                                 With copies to:
                               ROBERT D. AXELROD,
                         5300 MEMORIAL DRIVE, SUITE 700,
                              HOUSTON, TEXAS 77007
                                 (713) 861-1996
                               (713) 552-0202-FAX

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
            THE PUBLIC: As soon as practicable after the Registration
                          Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=====================================================================================

                                             Proposed        Proposed
                                              maximum         maximum
                                Amount to    offering        aggregate    Amount of
     Title of each class of        be         price           offering   registration
  securities to be registered  registered  per share(1)       price(1)       fee
-----------------------------  ----------  ------------  --------------  ------------
Common Stock, par value $0.01      95,000  $       2.25  $   212,750.00  $   63.06(2)

Common Stock, par value $0.01     134,500  $       2.44  $   328,180.00  $   96.82

Common Stock, par value $0.01
   underlying Options             500,000  $       2.44  $ 1,220,000.00  $  359.90
-----------------------------  ----------  ------------  --------------  ------------
        Total                                                            $  519.78

=====================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to Rule 457.
(2) Paid with original submission of this Form S-3.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

=====================================================================================

                      RICK'S CABARET INTERNATIONAL, INC.
                              Cross-Reference Sheet
                      showing location in the Prospectus of
                    Information Required by Items of Form S-3

      FORM S-3 ITEM NUMBER AND CAPTION                        LOCATION IN
                                                              PROSPECTUS

1.    Front of Registration Statement and Outside             Outside Front Cover Page of
      Front Cover of Prospectus                               Prospectus

2.    Inside Front Cover and Outside Back Cover               Inside Front Cover and Outside
      Pages of Prospectus                                     Back Cover Pages of Prospectus

3.    Summary Information and Risk Factors                    The Company; Risk Factors

4.    Use of Proceeds                                         Use of Proceeds

5.    Determination of Offering Price                         Outside Front Cover Page; Use of
                                                              Proceeds

6.    Dilution                                                *

7.    Selling Stockholders                                    Selling Stockholder

8.    Plan of Distribution                                    Outside Front Cover Page; Risk
                                                              Factors; Plan of Distribution

9.    Description of Securities to be Registered              *

10.   Interest of Named Experts and Counsel                   Legal Matters

11.   Material Changes                                        Recent Events

12.   Incorporation by Reference of Certain Information       Documents Incorporated by
                                                              Reference

13.   Disclosure of Commission Position on
      Indemnification                                         Limitation on Director's
                                                              Liability; Indemnification
                                                              for Securities Act Liabilities
-------------------------------

(*)   None or Not Applicable

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED MAY 5, 1998

                       RICK'S CABARET INTERNATIONAL, INC.

                         729,500 SHARES OF COMMON STOCK

     This Prospectus relates to the resale of 229,500 shares of common stock, par value $0.01 per share (the "Common Stock"), of Rick's Cabaret International, Inc. (the "Company") which may be offered and sold from time to time (the "Stockholder Shares") by certain security holders of the Company (the "Selling Stockholders"). This Prospectus further relates to the resale of 500,000 shares of common stock par value $0.01 per share (the "Option Shares") underlying options (the "Options") of the Company which may be offered and sold from time to time if the options are exercised by other Selling Stockholders. Each Selling Stockholder may from time to time sell all or any portion of the Common Stock in the over-the-counter market, on any regional or national securities exchange on which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. A current Prospectus must be in effect at the time of the sale of the shares of Common Stock to which this Prospectus relates. The Common Stock may be sold directly or through broker dealers, or in a distribution by one or more underwriters on a firm commitment or a best efforts basis. The Selling Stockholder and any broker-dealer who participates in the distribution of the Common Stock may be deemed to be Underwriters ("Underwriters") within the meaning of the Securities Act of 1933, as amended (the "Act"). Any commission received by any broker-dealer and any profit on resale of Common Stock purchased by them may be deemed to be underwriting commission under the Act. The Company will not receive any proceeds upon the sale of the Common Stock offered hereby.

     The Company's Common Stock and Warrants are quoted on the National Association of Securities Dealer's NASDAQ Small Cap Market automated quotation system under the symbol "RICK" and "RICKW", respectively. On April 29, 1998, the closing price of the Company's Common Stock as reported by the National Association of Securities Dealer's NASDAQ Small Cap Market was $2.41 per share.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK, SEE THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The Date of this Prospectus is May __, 1998

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY STATE WHERE SUCH OFFER WOULD BE UNLAWFUL.

                           TABLE OF CONTENTS

SECTION                                                    PAGE


AVAILABLE INFORMATION                                         2
DOCUMENTS INCORPORATED BY REFERENCE                           2
THE COMPANY                                                   4
RISK FACTORS                                                  5
RECENT EVENTS                                                15
USE OF PROCEEDS                                              17
PLAN OF DISTRIBUTION                                         17
SELLING STOCKHOLDERS                                         19
LIMITATION ON DIRECTOR'S LIABILITY; INDEMNIFICATION          20
LEGAL MATTERS                                                21
EXPERTS                                                      21

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. The Company will provide without charge to each person who receives a copy of this Prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to Rick's Cabaret International, Inc., Attention of Robert L. Watters, 3113 Bering Drive, Houston, Texas 77057, tel. (713) 785-0444.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, as well as such reports, proxy statements and other information filed with the Commission, which may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the site is http://www.sec.gov. Visitors to the site may access such information by searching the EDGAR data base on the site.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997; and, (ii) the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1997. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1997, are hereby incorporated herein by reference.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement.

                                   THE COMPANY

     The Company was organized in 1994 by Robert L. Watters to acquire all of the outstanding capital stock of Trumps, Inc. ("Trumps"), a Texas corporation formed in 1982, from Robert L. Watters, its sole shareholder. Since 1983, Trumps has operated Rick's Cabaret ("Rick's"), a premiere adult nightclub offering topless entertainment in Houston, Texas. Rick's Cabaret, which caters primarily to businessmen, has developed a clientele base which includes professionals, business executives and other individuals who tend to entertain more frequently than the average person and who tend to have greater disposable income. From its inception, the Company's objective was to provide a first-class entertainment environment for the business consumer. To achieve this goal and reach its target market, Rick's created an attractive, yet discreet environment, complimented by a first-class bar and restaurant operation conducive to attracting businessmen and out-of-town convention clientele.

     In September, 1995, the Company acquired all of the capital stock of Tantric Enterprises, Inc., Tantra Dance, Inc., and Tantra Parking, Inc. (collectively "Tantra") from Mr. Watters. The Tantra companies own and operate Tantra, a non-sexually oriented discotheque and billiard club in Houston, Texas.

     In February, 1996, the Company formed RCI Entertainment, Louisiana, Inc., a Louisiana corporation, for the purpose of administering, operating, managing and leasing its new location at 315 Bourbon Street, New Orleans, Louisiana.

     In December 1996, the Company acquired the land and building at its primary Houston, Texas location in connection with the settlement of certain litigation, thereby allowing the Company to remain at the location.

     In January 1997, the Company formed RCI Entertainment (Minnesota), Inc., a Minnesota corporation, for the purpose of acquiring, administering, operating and managing its new location in Minneapolis, Minnesota. The acquisition of the Minneapolis facility was completed in December 1997. The Company recently opened its Minneapolis cabaret.

                                  RISK FACTORS

     THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT DECISION.

RECENT LOSSES AND ACCUMULATED DEFICIT

     The Company incurred losses for the fiscal year ending September 30, 1997 of $(1,293,330) and an accumulated deficit of $(1,802,718) at September 30, 1997. For the first quarter of fiscal 1998 ended December 31, 1997, the Company generated a net profit of $35,553. Revenues increased during the fiscal year ending September 30, 1997 to $6,277,579 from $4,630,298 during the previous fiscal year. During the first quarter of fiscal 1998, revenues increased to $1,668,426 from $1,082,615 from the same quarter during the previous fiscal year ended September 30, 1997. Losses have been largely attributable to operations and the increase in costs associated with acquisition activities and the opening of the New Orleans location and the Minneapolis location. The Company has experienced decreased sales at its Houston location as a result of the current level of competition and to the public perception of a recently enacted City of Houston, Texas Ordinance (the "Ordinance"). Management believes that with the opening of the Minneapolis location and recent cost reduction programs put into place during fiscal 1997, that the losses incurred during the previous fiscal year will likely be mitigated. See Risk Factors -- Necessary Permits -- Recent Houston City Ordinance and Recent Events.

NECESSARY PERMITS -- RECENT HOUSTON CITY ORDINANCE

     In addition to various regulatory requirements affecting the sale of alcoholic beverages in the cities in which it operates, the location of a topless cabaret is sometimes subject to a city ordinance. Accordingly, Rick's is subject to such sexually oriented business ordinances of cities in which it operates. Such ordinances deal generally with distance from schools, churches, and other sexually oriented businesses and contain restrictions based on the percentage of residences within the immediate vicinity of the sexually oriented business, as well as the conduct of business within a club.

     In January 1997, the City Council of the City of Houston passed a comprehensive new Ordinance regulating the location of and the conduct within Sexually Oriented Businesses. The new Ordinance established new distances that Sexually Oriented Businesses may be located to schools, churches, playgrounds and other sexually oriented businesses. There were no provisions in the Ordinance exempting previously permitted sexually oriented businesses from the effect of the new Ordinance. In 1997, the Company was informed that Rick's Cabaret at its location at 3113 Bering Drive failed to meet the requirements of the Ordinance and accordingly the renewal of the Company's Business License at that location was denied.

     The Ordinance provided that a business which was denied a renewal of its operating permit due to changes in distance requirements under the Ordinance would be entitled to continue in operation for a period of time (the "Amortization Period") if the owner were unable to recoup, by the effective date of the Ordinance, its investment in the business that was incurred through the date of the passage and approval of the Ordinance.

     The Company filed a written request with the City of Houston requesting an extension of time during which the Company could continue operations at its original location under the Amortization Period provisions of the Ordinance since the Company was unable to recoup its investment prior to the effective date of the Ordinance. An administrative hearing (the "Hearing") was held by the City of Houston to determine the appropriate Amortization Period to be granted to the Company. At the Hearing, the Company was granted an amortization period through July 1998. The Company has the right to appeal any decision of the Hearing official to the district court in the State of Texas.

     In May, 1997, the City of Houston agreed to defer implementation of the Ordinance until the constitutionality of the entire Ordinance was decided by court trial. In February 1998 the U.S. District Court for the Southern District of Texas, Houston, Division, struck down certain provisions of the Ordinance, including the provision mandating a 1,500 foot distance between a club and schools, churches and other sexually oriented business, leaving intact the provision of the 750 foot distance as it existed in the prior Houston, Texas Ordinance.

     There are other provisions in the Houston, Texas Ordinance, such as provisions governing the level of lighting in a sexually oriented business, the distance between a customer and dancer while the dancer is performing in a state of undress and provisions regarding the licensing of dancers that were upheld which may be detrimental to the business by the Company. The Company, in concert with other sexually oriented businesses, is appealing these aspects of the Houston, Texas Ordinance.

     It is unknown if the City of Houston will appeal the court's rulings. In the event that the City of Houston is successful in an appeal, the Company's Houston location could be out of compliance. Such an outcome could have an adverse impact on the Company's future.


     On April 1, 1998, the City of Houston began enforcing certain portions of the Ordinance, including the distance requirement between a customer and a dancer while dancing, and the requirement that dancers be licensed. The City of Houston's enforcement of the recently implemented provisions of the Ordinance could have an adverse impact on the Rick's location in Houston, Texas. The current requirement of a three foot distance between a dancer and a customer could reduce customer satisfaction and could result in fewer customers at the Houston location. The requirement that a dancer be licensed may result in fewer dancers working, which could have an adverse impact on the Houston location. It is unknown what impact the enforcement of the Ordinance may have on the Company's Houston location.

     A dance hall permit is required for the operation of a discotheque in the city of Houston. The dance hall permit is not a discretionary permit, but must be granted by the city if the provisions of the applicable ordinance are satisfied. A dance hall permit may be revoked or renewal may be refused if certain criminal activities occur on the premises or if the person listed as the applicant has committed certain named offenses. The loss of the dance hall permit would have a material adverse effect on Rick's business, financial condition and results of operations.

RISK OF ADULT NIGHTCLUB OPERATIONS AND DINNER THEATER CONCEPT

     Historically, the adult entertainment, restaurant and bar industry has been an extremely volatile industry. The industry tends to be extremely sensitive to the general local economy, in that when economic conditions are prosperous, entertainment industry revenues increase, and when economic conditions are unfavorable, entertainment industry revenues decline. Coupled with this economic sensitivity is the trendy personal preferences of the customers who frequent adult cabarets. The Company continuously monitors trends in its customers' tastes and entertainment preferences so that, if necessary, it can make appropriate changes which will allow it to remain one of the premiere adult cabarets. However, any significant decline in general corporate conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on the Company's business. In addition, Rick's has historically catered to a clientele base from the upper end of the market. Accordingly, further reductions in the amounts of entertainment expenses allowed as deductions from income under the Internal Revenue Code of 1954, as amended, could adversely affect sales to customers dependent upon corporate expense accounts. The Company continues to plan for the opening of a cabaret style dinner theater on the second floor of the New Orleans location. Completion of the second floor facility is currently contingent upon obtaining additional construction cost financing. Uncertainties relating to the opening of the facility relate to the availability and suitability of financing, the timing of the opening and availability of talent, and ultimately the overall market acceptance of this concept.

FINANCIAL CONTROLS

     A significant part of the revenues earned by the Company through its adult nightclub operations will be collected in cash by full and part-time employees. Comprehensive financial controls are required to minimize the potential loss of revenue through theft or misappropriation of cash. To the extent that these controls are not structured or executed properly, significant cash revenues could be lost and profitability of the Company impaired. The Company believes that it has implemented significant cash controls, including separating management personnel from actually handling cash and utilizing a combination of accounting and physical inventory control devices to deter theft and to ensure a high level of security within its accounting practices and procedures.

COMPETITION

     The adult topless club entertainment business is highly competitive with respect to price, service and location, as well as the professionalism of the entertainment. Rick's competes with a number of locally-owned adult cabarets in each of the cities where its clubs are located, some of whose names may enjoy recognition that equals that of Rick's. Although the Company believes that it is well-positioned to compete successfully, there can be no assurance that Rick's will be able to maintain its high level of name recognition and prestige within the marketplace.

DEPENDENCE ON AND AVAILABILITY OF MANAGEMENT; MANAGEMENT OF GROWTH

     The success of the Company is substantially dependent upon the time, talent, and experience of Robert Watters, its President and Chief Executive Officer. The Company has entered into a three-year employment agreement with Mr. Watters which extends to December 31, 2000. The loss of the services of Mr. Watters would have a material adverse impact on the Company and its business. In the event of Mr. Watters unavailability or in the event that he should become temporarily disabled, the Company believes that it presently has in place management systems and controls which are sufficiently strong to enable it to run efficiently and effectively until Mr. Watters' return or until a replacement could be found. No assurance can be given, however, that a replacement for Mr. Watters could be located in the event of his unavailability. Further, in order for the Company to continue to expand its business operations, it must continue to improve and expand the level of expertise of its personnel and must attract, train and manage qualified managers and employees to oversee and manage the expanded operations. The Company's practice of training management without prior adult topless club experience could result in a delay in the Company's anticipated growth plans due to the time required to attract and train such qualified managers and employees.

KEY EMPLOYEES

     The Company's success depends on maintaining a high quality of female entertainers and waitresses. Competition for topless entertainers in the adult entertainment business is intense. The lack of availability of quality, personable, attractive entertainers or the Company's inability to attract and retain other key employees, such as kitchen personnel and bartenders, could adversely impact the business of the Company.

ABILITY TO MANAGE GROWTH

     It is the intention of the Company to expand its existing business operations by opening additional topless nightclubs in other metropolitan areas under the trade name "Rick's Cabaret." The opening of additional topless nightclubs will subject the Company to a variety of risks associated with rapidly growing companies. In particular, the Company's growth may place a significant strain on its accounting systems and internal controls and personal overview of its day-to-day operations. Although management intends to ensure that its internal controls remain adequate to meet the demands of further growth, there can be no assurance that its systems, controls or personnel will be sufficient to meet these demands. Inadequacies in these areas could have a material adverse effect on Rick's business, financial condition and results of operations. The Company has recruited its management staff exclusively from outside of the topless industry in the belief that management which has not been exposed to operating practices which the Company believes prevalent elsewhere in the topless industry and with diverse management backgrounds will produce a management team that operates with a high level of integrity. This practice of training management without adult nightclub experience may cause the Company to experience a shortage of qualified management necessary to fulfill its anticipated growth plans due to the additional time required to train such personnel.

PERMITS RELATING TO THE SALE OF ALCOHOL

     Rick's derives a significant portion of its revenues from the sale of alcoholic beverages. In Texas, the authority to issue a permit to sell alcoholic beverages is governed by the Texas Alcoholic Beverage Commission (the "TABC"), which has the authority, in its discretion, to issue the appropriate permits. Rick's presently holds a Mixed Beverage Permit and a Late Hours Permit issued by the State of Texas and permits to sell alcohol issued by the States of Louisiana and Minnesota (the "Permits"). These Permits are subject to annual renewal, provided Rick's has complied with all rules and regulations governing the permits. Renewal of a permit may be subject to protest. In the event of a protest, the regulatory authority may hold a hearing at which time the views of interested parties are expressed. The liquor license authorities have the authority after such hearing not to issue a renewal of the protested alcoholic beverage permit. While Rick's has never been subject to a protest hearing against the renewal of its Permits, there can be no assurance that such a protest could not be made in the future, nor can there be any assurance that the Permits would be granted in the event such a protest was made. Other states may have similar laws which may limit the availability of a permit to sell alcoholic beverages or which may provide for suspension or revocation of a permit to sell alcoholic beverages in certain circumstances. The temporary or permanent suspension or revocations of either of the Permits or the inability to obtain permits in areas of expansion would have a material adverse effect on the revenues, financial condition and results of operations of the Company.

STATUS OF ENTERTAINERS AS INDEPENDENT CONTRACTORS

     The Company believes its entertainers to be independent contractors and not employees for federal income tax purposes and that the entertainers should be treated as self-employed independent contractors under the income tax withholding provisions of the Internal Revenue Code and under the Federal Insurance Contributions Act and the Federal Unemployment Tax Act. In addition, the Company believes the entertainers are independent contractors for purposes of regulations administered by the United States Department of Labor. However, the status of the entertainers as independent contractors is not free from doubt. The Company has sought neither a ruling from either the Internal Revenue Service or the Department of Labor nor an opinion of counsel as to the status of its entertainers as independent contractors. After consultation with counsel, the Company does not believe that it could obtain an opinion on this issue. Moreover, the Company believes that any such opinion, if obtained, would be of very limited value, given the inherently factual nature of the issue. To the extent that a determination were made that the entertainers are not independent contractors, but rather are employees for tax or labor purposes, and a similar determination were not made as to other adult cabarets, the Company could be at a competitive disadvantage with other adult cabarets. Moreover, such a determination could result in the imposition of penalties against the Company for its prior treatment, the effect of which could be material.

EXISTING LITIGATION

     The Company and Mr. Watters are presently involved in certain litigation. In DALLAS J. FONTENOT V. TRUMPS, INC. AND ROBERT L. WATTERS, Cause No. 94-057144 in the 127th District Court of Harris County, Texas (the "Fontenot Lawsuit"), Mr. Fontenot sued the Company and Mr. Watters for alleged breaches of an Agreement entered into in April, 1993 among Mr. Fontenot, the Company and Mr. Watters. Mr. Fontenot alleges that Mr. Watters and the Company have breached this Agreement, but does not indicate the manner in which the breach has occurred. The Company believes that it has fully complied with its obligations under this Agreement. In March, 1998, each of the parties agreed to dismiss this litigation with prejudice. The Settlement documents have been prepared and are in the process of being executed by the parties.

UNINSURED RISKS

     The Company maintains insurance in amounts it considers adequate for personal injury and property damage to which the business of the Company may be subject. As of September 1996, the Company maintains personal injury liquor liability insurance, however, there can be no assurance that the Company may not be exposed to potential liabilities in excess of the coverage provided by insurance, which liabilities may be imposed pursuant to the Texas "Dram Shop" statute or similar "Dram Shop" statutes or common law theories of liability in other states where the Company may expand. The Texas "Dram Shop" statute provides a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person if it was apparent to the server that the individual being sold, served or provided with an alcoholic beverage was obviously intoxicated to the extent that he presented a clear danger to himself and others. An employer is not liable for the actions of its employee who overserves if (i) the employer requires its employees to attend a seller training program approved by the TABC; (ii) the employee has actually attended such a training program; and (iii) the employer has not directly or indirectly encouraged the employee to violate the law. It is the policy of Rick's to require that all servers of alcohol working at Rick's be certified as servers under a training program approved by the TABC, which certification gives statutory immunity to the sellers of alcohol from damage caused to third parties by those who have consumed alcoholic beverages at such establishment pursuant to the Texas Alcoholic Beverage Code. There can be no assurance, however, that uninsured liabilities may not arise which could have a material adverse effect on the Company.

CONTROL BY MANAGEMENT

     The Chief Executive Officer and Chairman of the Board of the Company owns approximately 39% of the outstanding Common Stock of the Company. As a result, management will be able to influence the election of directors and otherwise influence the affairs of the Company for the foreseeable future.

LIMITATIONS ON PROTECTION OF SERVICE MARKS

     Rights of the Company to the tradenames "Rick's" and "Rick's Cabaret", are established under the common law, based upon the Company's substantial and continuous use of these trademarks in interstate commerce since at least as early as 1987. "RICK'S AND STARS DESIGN" and "RICK'S CABARET" logos are registered through service mark registrations issued by the United States Patent and Trademark Office ("PTO").

     There can be no assurance that these steps taken by the Company to protect its Service Marks will be adequate to deter misappropriation of its protected intellectual property rights. Litigation may be necessary in the future to protect the Company's rights from infringement, which may be costly and time consuming. The loss of the intellectual property rights owned or claimed by the Company could have a material adverse affect on the Company.

POSSIBLE VOLATILITY OF COMMON STOCK PRICE

     The market price of the Common Stock of the Company may be highly volatile, as has been the case with the securities of many other small capitalization companies. Additionally, in recent years, the securities markets have experienced a high level of price and volume volatility and the market prices of securities for many companies, particularly small capitalization companies, have experienced wide fluctuations which have not necessarily been related to the operating performances or underlying asset values of such companies. Securities of issuers having relatively limited capitalization or securities recently issued in a public offering are particularly susceptible to change based on short-term trading strategies of certain investors.

NO CASH DIVIDENDS

     The Company has never paid cash dividends on its Common Stock and the Board of Directors does not anticipate paying cash dividends in the foreseeable future. It currently intends to retain future earnings to finance the growth of its business.

ANTI-TAKEOVER EFFECTS OF ISSUANCE OF PREFERRED STOCK

     The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock, $.10 par value per share, in one or more series, to fix the number of shares constituting any such series, and to fix the rights and preferences of the shares constituting any series, without any further vote or action by the stockholders. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of the holders of Common Stock and could prevent holders of common stock from receiving a potential premium for their stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. The Board's authority to issue Preferred Stock could discourage potential takeover attempts and could delay or prevent a change in control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. There are no issued and outstanding shares of Preferred Stock; there are no agreements or understandings for the issuance of Preferred Stock, and the Board of Directors has no present intention to issue Preferred Stock.

LIMITATION ON DIRECTOR LIABILITY

     The Company's Articles of Incorporation provide, as permitted by governing Texas law, that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. See, LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION.

FORWARD-LOOKING STATEMENTS

     This  statement  is being  included  in  connection  with  the safe  harbor provision of the Private Securities Litigation Reform Act. This Prospectus contains forward-looking statements. Such statements are based upon management's current expectations, beliefs, and assumptions about future events, and are other than statements of historical fact, and involve a number of risks and uncertainties. In addition to those factors discussed herein, important factors that could cause actual results to differ materially from those in forward-looking statements are, among others, the impact and implementation of the sexually oriented business Ordinance of the City of Houston, the results of the Company's Minneapolis location, the Company's expansion efforts, market acceptance for the Company's services and products, competition, and the availability of financing.

                                  RECENT EVENTS

ACQUISITION OF MINNEAPOLIS CABARET

     In December 1997, the Company completed its acquisition of real estate located at 300 South and 3rd Street in downtown Minneapolis, Minnesota consisting of land and a 14,000 square foot cabaret facility and the assets of "Buns & Roses", an adult entertainment business that has operated there for two years. The Company opened its new cabaret in March 1998. The Company offers topless adult entertainment, in a similar format of and bearing the name "Rick's Cabaret." The Cabaret is located at the intersection of two major downtown streets and is located within walking distance of both the Metrodome, home to the Minnesota Vikings and the Twins, and the Target Center, home to the Minnesota Timberwolves. The City of Minneapolis has approved and granted a liquor license to Rick's Cabaret which will permit the operation of a topless cabaret as well as the ability to serve alcohol at the Location. The City of Minneapolis was chosen as a site for expansion by the Company because of the City's excellent demographic characteristics and vibrant nature of its downtown entertainment district.

RECENT DEVELOPMENTS IN HOUSTON, TEXAS ORDINANCE

     In January 1997, the City Council of the City of Houston passed a comprehensive new Ordinance regulating the location of and the conduct within Sexually Oriented Businesses. The new Ordinance established new distances that Sexually Oriented Businesses may be located to schools, churches, playgrounds and other sexually oriented businesses. There were no provisions in the Ordinance exempting previously permitted sexually oriented businesses from the effect of the new Ordinance. In 1997, the Company was informed that Rick's Cabaret at its location at 3113 Bering Drive failed to meet the requirements of the Ordinance and accordingly the renewal of the Company's Business License at that location was denied.

     The Ordinance provided that a business which was denied a renewal of its operating permit due to changes in distance requirements under the Ordinance would be entitled to continue in operation for a period of time (the "Amortization Period") if the owner were unable to recoup, by the effective date of the Ordinance, its investment in the business that was incurred through the date of the passage and approval of the Ordinance.

     The Company filed a written request with the City of Houston requesting an extension of time during which the Company could continue operations at its original location under the Amortization Period provisions of the Ordinance since the Company was unable to recoup its investment prior to the effective date of the Ordinance. An administrative hearing (the "Hearing") was held by the City of Houston to determine the appropriate Amortization Period to be granted to the Company. At the Hearing, the Company was granted an amortization period through July 1998. The Company has the right to appeal any decision of the Hearing official to the district court in the State of Texas.

     In May, 1997, the City of Houston agreed to defer implementation of the Ordinance until the constitutionality of the entire Ordinance was decided by court trial. In February 1998 the U.S. District Court for the Southern District of Texas, Houston, Division, struck down certain provisions of the Ordinance, including the provision mandating a 1,500 foot distance between a club and schools, churches and other sexually oriented business, leaving intact the provision of the 750 foot distance as it existed in the prior Houston, Texas Ordinance.

     There are other provisions in the Houston, Texas Ordinance, such as provisions governing the level of lighting in a sexually oriented business, the distance between a customer and dancer while the dancer is performing in a state of undress and provisions regarding the licensing of dancers that were upheld which may be detrimental to the business by the Company. The Company, in concert with other sexually oriented businesses, is appealing these aspects of the Houston, Texas Ordinance.

     It is unknown if the City of Houston will appeal the court's rulings. In the event that the City of Houston is successful in an appeal, the Company's Houston location could be out of compliance. Such an outcome could have an adverse impact on the Company's future.

    On April 1, 1998, the City of Houston began enforcing certain portions of the Ordinance, including the distance requirement between a customer and a dancer while dancing, and the requirement that dancers be licensed. The City of Houston's enforcement of the recently implemented provisions of the Ordinance could have an adverse impact on the Rick's location in Houston, Texas. The current requirement of a three foot distance between a dancer and a customer could reduce customer satisfaction and could result in fewer customers at the Houston location. The requirement that a dancer be licensed may result in fewer dancers working, which could have an adverse impact on the Houston location. It is unknown what impact the enforcement of the Ordinance may have on the Company's Houston location.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds upon the resale of the Common Stock by the Selling Stockholders. If all of the Options are exercised, the Company will receive $400,000.00, which will be used by the Company for working capital and general corporate purposes. The Company is required to pay the costs associated with this Offering, which it estimates to be approximately
$10,000.00. The Selling Stockholders will not pay any of the costs of this Offering.

                              PLAN OF DISTRIBUTION

     Each Selling Stockholder may, from time to time, sell all or a portion of his shares in transactions (which may include block transactions) in the over-the-counter market, on any national or regional securities exchange in which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. Resales by the purchasers of such shares may be made in the same manner.

     The Selling Stockholder may effect such transactions by selling his securities directly to purchasers, through broker-dealers acting as agents for the Selling Stockholder or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     If the Company is notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the Common Stock, the Company would be required to amend the Registration Statement of which this Prospectus is a part and file a Prospectus Supplement to describe the agreements between the Selling Stockholder and such broker-dealer relating to the distribution.

     The Selling Stockholder and any broker-dealers participating in the distribution of the Common Stock covered by this Prospectus may be deemed to be "underwriters" (within the meaning of Section 2(11) of the Act). Any commissions received by them, as well as any proceeds from any sales as a principal by them, may be deemed to be underwriting discounts and commissions under the Act.

     The Company will pay certain costs and expenses incurred in connection with the registration of the Stockholder Shares under the Act. The Company will not, however, pay any commissions or any other fees in connection with the sale of the Common Stock. There is no assurance that the Selling Stockholder will sell any or all of the Common Stock.

                              SELLING STOCKHOLDERS

     The following table sets forth the name of the Selling Stockholders, the number of shares of Common Stock offered by the Selling Stockholders, the number of shares of Common Stock to be owned by the Selling Stockholders if all shares were to be sold in the Offering and the percentage of the Company's outstanding Common Stock that will be owned by the Selling Stockholders if all shares are sold in the offering. The Selling Stockholders may offer all or a portion of the shares for resale from time to time.


                   Shares               Shares         Percentage
                    Owned    Shares   Owned After     Owned After
Selling            Before    Offered  Offering If  All Offering If All
Stockholders(1)   Offering  For Sale  Shares Sold      Shares Sold
----------------  --------  --------  -----------  -------------------

Larry Holmberg(2)   95,000    95,000          -0-                 -0-%

Canine Limited(3)   34,500    34,500          -0-                 -0-%

Sun Merchant
Group, Inc.(3)     100,000   100,000          -0-                 -0-%

Adventure Capital
Corp.(3)(4)        200,000   200,000          -0-                 -0-%

Monterey Group
Corp.(3)(4)        150,000   150,000          -0-                 -0-%

TSH Accounting,
L.C.(3)(4)         150,000   150,000          -0-                 -0-%
-----------------

(1) Selling Stockholders have not and do not hold any position or office with the Company or any of its affiliates.

(2) Mr. Holmberg acquired his shares from the Company in a transaction in which Mr. Holmberg sold to the Company certain real estate and related assets located in Minneapolis, Minnesota in December 1997.

(3) These securities were previously acquired from the Company in private transactions.

(4) Assumes exercise of Option by Option Holders.

               LIMITATION ON DIRECTOR'S LIABILITY; INDEMNIFICATION

     Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The Articles of the Company limit the liability of directors of the Company (in their capacity as directors but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by Texas law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Article 2.41 under the Texas Business Corporation Act ("TBCA"), or (iv) for any transactions from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity. Section
2.41 of the TBCA relates to directors' liability for unlawful dividends and stock issuances.

     The inclusion of this provision in the Articles may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

     The Company's Articles provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by the TBCA law. The Articles include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and
(iii) the establishment of certain presumptions in favor of an indemnitee.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed on for the Company by Axelrod Smith & Kirshbaum of Houston, Texas.

                                     EXPERTS

     The consolidated balance sheets at September 30, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended September 30, 1997 and 1996 of Rick's Cabaret International, Inc. incorporated by reference into this Prospectus and Registration Statement have been audited by Jackson & Rhodes P.C., independent auditors, as set forth in their report, and are incorporated by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Company.

SEC Registration Fee.....................................................$637.78
Printing and Engraving Expenses.........................................1,400.00
Legal Fees and Expenses.................................................6,500.00
Accounting Fees and Expenses..............................................500.00
Blue Sky Fees and Expenses..................................................0.00
Transfer Agent Fees and Miscellaneous.....................................962.22

     Total.    .......................................................$10,000.00

ITEM 15. LIMITATION ON DIRECTOR'S LIABILITY; INDEMNIFICATION

     Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The Articles of the Company limit the liability of directors of the Company (in their capacity as directors but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by Texas law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Article 2.41 under the Texas Business Corporation Act ("TBCA"), or (iv) for any transactions from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity. Section
2.41 of the TBCA relates to directors' liability for unlawful dividends and stock issuances.

     The inclusion of this provision in the Articles may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.


     The Company's Articles provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by the TBCA law. The Articles include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and
(iii) the establishment of certain presumptions in favor of an indemnitee.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS
The following exhibits are filed as part of this Registration Statement:

     3.1* The Company's Articles of Incorporation, which are incorporated by reference to the Company's Form SB-2 Exhibit 3.1 as effective with the Commission on October 12, 1995.

     3.2* The Company's By-laws, which are incorporated by reference to the Company's Form SB-2 Exhibit 3.2 as effective with the Commission on October 12, 1995.

     4.1* Specimen  of  the  Company's  common  stock   certificate,   which  is
          incorporated by reference to the Company's Form SB-2 Exhibit 4.1 as effective with the Commission on October 12, 1995.

     4.2* Instruments defining the rights of security holders, which are incorporated by reference to the Company's Form SB-2 Exhibit 4.2 as effective with the Commission on October 12, 1995.

    5.1** Opinion of Axelrod, Smith & Kirshbaum

    10.1* Asset   Purchase   Agreement  in  connection   with   acquisition   of
          Minneapolis facility.

    10.2* Earnest Money Contract in connection with acquisition of Minneapolis facility.

    10.3* Amendment to Asset  Purchase  Agreement,  Amendment  to Earnest  Money
          Contract.

    10.4* Second  Amendment to Asset  Purchase  Agreement  and to Earnest  Money
          Contract.

   23.1** Consent of Axelrod, Smith & Kirshbaum (Included in Exhibit 5.1)

   23.2** Consent of Jackson & Rhodes P.C.

---------
 * Previously filed, or incorporated by reference.
** Filed herewith.

ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               iii. To include any  additional or changed  material  information with respect to the plan of distribution.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  i.   That,  for the purpose of  determining  liability  under the
                    Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule
                    424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

               ii. That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 Amendment No. 1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas on April 29, 1998.

                       RICK'S CABARET INTERNATIONAL, INC.

                       By: /s/ ROBERT L. WATTERS
                       -------------------------------------------
                           Robert L. Watters, CHAIRMAN OF THE
                           BOARD, DIRECTOR, CHIEF EXECUTIVE
                           OFFICER, AND CHIEF ACCOUNTING OFFICER

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated.

/s/ ROBERT L. WATTERS       Chairman of the Board, Director,      April 29, 1998
----------------------        Chief Executive Officer, and
    Robert L. Watters         Chief Accounting Officer

/s/ ERICH NORTON WHITE      Director and                          April 29, 1998
----------------------        Executive Vice President
    Erich Norton White

/s/ SCOTT C. MITCHELL       Director                              April 27, 1998
----------------------
    Scott C. Mitchell

/s/ MARTIN SAGE             Director                              April 29, 1998
----------------------
    Martin Sage